Exhibit 99.1

ALLOS THERAPEUTICS REPORTS
2005 FINANCIAL RESULTS

Westminster, Colo., March 6, 2006 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today reported financial results for the quarter and year ended December 31, 2005. For the three months ended December 31, 2005, the Company reported a net loss of $5.3 million, or $0.10 per share. This compares to a net loss of $5.0 million, or $0.16 per share, for the fourth quarter of 2004.

For the year ended December 31, 2005, the Company reported a net loss attributable to common stockholders of $20.8 million, or $0.45 per share, compared to a net loss of $21.8 million, or $0.70 per share, for 2004.

Cash, cash equivalents, and investments in marketable securities as of December 31, 2005 totaled $55.3 million.

Product Portfolio Update:

EFAPROXYN™ (efaproxiral):

•                  ENRICH, the Company’s pivotal Phase 3 study of EFAPROXYN in patients with brain metastases originating from breast cancer, continues to progress in line with Company expectations. An independent Data Monitoring Committee will conduct the first planned interim analysis of the study’s primary endpoint (survival) at its first planned meeting following the occurrence of 94 patient deaths, which the Company anticipates will occur in the first quarter of 2006. The Company expects to complete patient enrollment in this trial during the second half of 2006 and report preliminary results in the first half of 2007.

•                  In January 2006, the Company announced the publication of results from its Phase 3 REACH study of EFAPROXYN in patients with brain metastases. Results of the study, which were reported in the January 1st edition of the Journal of Clinical Oncology, suggest that the addition of EFAPROXYN to whole brain radiation therapy may improve survival and response rates in patients with brain metastases, particularly those from breast cancer.

•                  In December 2005, the Company announced the presentation of a quality adjusted survival analysis of data from the Company’s Phase 3 REACH study. Results of the analysis, which were presented at the 28th Annual San Antonio Breast Cancer Symposium, indicated that the addition of EFAPROXYN to whole brain radiation therapy led to a statistically significant increase in survival for EFAPROXYN-arm patients with brain metastases originating from breast cancer, which was accompanied by a statistically significant improvement in both quality of life and quality adjusted survival.

PDX (pralatrexate):

•                  In December 2005, the Company announced the presentation of interim results from a Phase 1/2 single-agent study of PDX in patients with relapsed or refractory non-Hodgkin’s lymphoma and Hodgkin’s disease, currently being conducted at Memorial Sloan-Kettering Cancer Center. The interim findings, which were presented at the 2005 American Society of Hematology Annual Meeting, demonstrated preliminary evidence of activity in patients with various subtypes of T-cell lymphoma. Notably, four of seven evaluable patients with T-cell lymphoma who were treated with PDX achieved a complete response within the first cycle, despite having failed multiple prior therapies. Moreover, the addition of vitamins successfully mitigated the previously established dose limiting toxicity of stomatitis. Little hematological toxicity was observed. In January 2006, a dosing schedule of 30 mg/m2 weekly for six weeks in a seven week cycle was established as optimal for future development in this setting. The Phase 2 portion of this study commenced following the establishment of the maximum tolerated dose and will look to determine the efficacy of PDX across a variety of patients with relapsed or refractory non-Hodgkin’s lymphoma and Hodgkin’s disease.

•                  In February 2006, the Company announced its intent to initiate a Phase 2, open-label, multi-center study of PDX in patients with relapsed or refractory peripheral T-cell lymphoma, which the Company’s believes has the potential to support marketing approval in this indication.

•                  In February 2006, the Company announced the publication of results from a pre-clinical study designed to compare the activity of a pralatrexate/gemcitabine combination relative to a commonly used combination of methotrexate/cytarabine (ara-C) in treating lymphoma. Results of the study, which were reported in the February 1st edition of Clinical Cancer Research, indicated that the combination of pralatrexate followed by gemcitabine was superior to the combination of methotrexate/ara-C in in vitro and in in vivo models of lymphoma, and was more potent in inducing apoptosis in certain lymphoma cell lines.

RH1:

•                  In December 2005, the Company announced the presentation of interim results from a Phase 1 dose escalation study of RH1 in patients with advanced solid tumors at the 17th Annual AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics.

Corporate Events:

•                  In November 2005, the Company announced that Timothy P. Lynch was elected to its Board of Directors, expanding the Board to eight members.

•                  In January 2006, the Company announced that Michael E. Hart, the Company’s President, Chief Executive Officer and Chief Financial Officer, notified the Company’s Board of Directors of his intent to resign his positions once a successor CEO is named. Effective March 3, 2006, the Company entered into a Separation Agreement with Mr. Hart, pursuant to which he will continue to serve as a member of the Board of Directors and will remain in his current capacity while the Board conducts a search for a successor. A form 8-K reporting additional information regarding the Separation Agreement will be filed with the SEC on or before March 9, 2006.

Conference Call

The Company will host a conference call to review its fourth quarter results on Monday, March 6, 2006, at 11 AM ET. The dial in number for U.S. residents to participate is 877-407-8031. International callers should dial 201-689-8031. Participants should reference the Allos Therapeutics conference call.

Conference Call Replay

An audio replay of the conference call will be available from 5:30 PM ET on Monday, March 6, 2006, until 11:59 PM ET on Friday, March 17, 2006. To access the replay, please dial 877-660-6853 (domestic) or 201-612-7415 (international); Replay pass codes (both required for playback): account # 286; conference ID # 193926.

Webcast

Allos Therapeutics will hold a live webcast of the conference call. The webcast will be available from the homepage and the investors/media section of the Company’s web site at www.allos.com and will be archived for 30 days.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (NASDAQ: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer.  The Company’s lead product candidate, EFAPROXYN™ (efaproxiral), is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy.  EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer.   The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation as both a single agent and in combination therapy regimens in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma;  and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors. For more information, please visit the Company’s web site at: www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the Company’s projected timelines for the first planned interim analysis, completion of enrollment and announcement of the results of the ENRICH trial, the Company’s intent to initiate a Phase 2 study of PDX in patients with relapsed of refractory T-cell lymphoma and the potential for such study to support marketing approval in this indication, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that we may experience difficulties or delays in our clinical trials, whether caused by adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; and that clinical trials may not demonstrate the safety and efficacy of our product candidates in their target indications. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

# # #

Contact:

Jennifer Neiman

Manager, Corporate Communications

720-540-5227

jneiman@allos.com

(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands ~ except share and per share information)

(unaudited)

	Three-months ended December 31,		Year ended December 31,

	2004	2005	2004	2005

Operating expenses:
Research and development	$2,521	$3,245	$10,158	$11,215
Clinical manufacturing	390	332	2,979	1,266
Marketing, general and administrative	2,204	2,231	9,194	9,044
Restructuring costs	—	—	—	380

Total operating expenses	5,115	5,808	22,331	21,905

Loss from operations	(5,115)	(5,808)	(22,331)	(21,905)
Interest and other income, net	129	530	494	1,768

Net loss	(4,986)	(5,278)	(21,837)	(20,137)

Dividend related to beneficial conversion feature of preferred stock	—	—	—	(623)

Net loss attributable to common stockholders	$(4,986)	$(5,278)	$(21,837)	$(20,760)
Net loss per share: basic and diluted	$(0.16)	$(0.10)	$(0.70)	$(0.45)
Weighted average shares: basic and diluted	31,153,731	55,047,189	31,139,192	46,070,686

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2004	December 31, 2005

ASSETS
Cash, cash equivalents and investments in marketable securities	$23,848	$55,282
Other assets	1,345	1,111
Property and equipment, net	980	688

Total assets	$26,173	$57,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$2,310	$3,790
Stockholders’ equity	23,863	53,291
Total liabilities and stockholders’ equity	$26,173	$57,081